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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                             ____________________


                                   FORM 8-K
                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 March 4, 2000
                       (Date of earliest event reported)


                                Phone.com, Inc.
            (Exact name of Registrant as specified in its charter)

    Delaware                    000-25687                 94-3219054
    (State of             (Commission File No.)          (IRS Employer
   incorporation or                                  Identification No.)
   organization)

                             800 Chesapeake Drive
                               Redwood City, CA
                   (Address of principal executive offices)


                                     94063
                                  (zip code)


                                (650) 562-0200
             (Registrant's telephone number, including area code)

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Item 2.   Acquisition or Disposition of Assets

     On March 4, 2000, the Registrant, Phone.com, Inc. ("Phone.com"), consummated its acquisition of Paragon Software (Holdings) Limited, a private limited company incorporated in England and Wales ("Paragon"). The transaction was closed pursuant to the Sale and Purchase Agreement (the "Acquisition Agreement") dated February 8, 2000, by and among Phone.com, Paragon, Colin Calder, The Stanley Trustee Company Limited, 3i Group plc, Kennet I L.P., Access Technology Partners L.P., Access Technology Partners Brokers Fund L.P., Hambrecht & Quist, Hambrecht & Quist Employee Venture Fund L.P.II, H&Q Paragon Software Investors L.P., 3 Com Ventures Inc. and Hikari Tsushin Inc (the "Vendors"). The acquisition will be accounted for under the purchase method of accounting. A copy of the Acquisition Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of the Acquisition Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Acquisition Agreement.

     As a result of the transaction, Paragon became a wholly owned subsidiary of Phone.com. The consideration paid for all of the outstanding common and preferred stock of Paragon and all rights to acquire common or preferred stock in Paragon as of the date of consummation consisted of the issuance of approximately 3,448,688 shares of Phone.com common stock (including 397,672 shares to be issued in connection with employee options) valued at approximately $415 million together with a cash payment of $3 million and two additional deferred installments of $17 million in the aggregate to Colin Calder, payable in approximately 142,950 common shares at his election or in cash with the consent of Phone.com, a cash payment of $4.5 million to be allocated among certain employees of Paragon, and a cash payment of approximately $4.9 million relating to Vendors' expenses (the "Acquisition Consideration"). The cash portion of the Acquisition Consideration was funded from working capital. The portion of the Acquisition Consideration allocated to the shareholders of Paragon was paid to the shareholders of Paragon pursuant to the provisions of the Acquisition Agreement, however, a portion of the shares issued to Colin Calder and The Stanley Trustee Company Limited, representing 10% of the stock portion of the Acquisition Consideration, were placed in escrow to secure certain indemnification obligations under the Acquisition Agreement. In connection with the transaction, the Vendors were granted certain registration rights pursuant to a Registration Rights Agreement dated March 4, 2000.

     Paragon's assets consist of intellectual property, cash, receivables, property and equipment, and other tangible and intangible assets which are used in the business of providing personalization and synchronization platforms for mobile and internet devices. Phone.com intends to continue such use of the assets.

Item 7.   Exhibits.

     The financial statements and pro forma financial information required by this Item will be filed by amendment approximately 45 days from the date of filing of this current report on Form 8-K.

2.1 Sale and Purchase Agreement dated February 8, 2000, by and among Phone.com, Paragon Software (Holdings) Limited and the several vendors named therein.*

99.1      Press Release of the Registrant, dated February 8, 2000.

99.2      Press Release of the Registrant, dated March 8, 2000.

_____________

* The disclosure letter, referenced in the Agreement, certain schedules and the exhibits are omitted pursuant to Rule 601(b)(2) of Regulation S-K. Phone.com agrees to furnish such documents supplementally to the Securities and Exchange Commission upon request.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                PHONE.COM, INC.


                                By: /s/ Alan Black
                                    __________________________
                                Name:  Alan Black
                                Title: Vice President of Finance and
                                       Administration, Chief
                                       Financial Officer and Treasurer
                                       (Principal Financial and
                                       Accounting Officer)


Date:  March 16, 2000

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                                 EXHIBIT INDEX

Exhibit   Description

2.1 Sale and Purchase Agreement dated February 8, 2000, by and among Phone.com, Paragon Software (Holdings) Limited and the several vendors named therein.*


99.1      Press Release of the Registrant, dated February 8, 2000.

99.2      Press Release of the Registrant, dated March 8, 2000.




______________

* The disclosure letter, referenced in the Agreement, certain schedules and the exhibits are omitted pursuant to Rule 601(b)(2) of Regulation S-K. Phone.com agrees to furnish such documents supplementally to the Securities and Exchange Commission upon request.

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